CONTACT: Sarah Hofstetter Net2Phone Corporate Communications 973-438-3838/investor@net2phone.com

Net2Phone Announces Board Member Departure

Newark, NJ – September 3, 2004 – Net2Phone Inc. (NASDAQ: NTOP), a leading provider of VoIP services, announced today that Daniel Schulman has resigned from his position as a member of the company's Board of Directors.

“I have greatly enjoyed working with the entire Board, Net2Phone’s management team and its first-class employees during my time as a Director,” stated Mr. Schulman, who added, “since I joined the Board more than five years ago, I have seen Net2Phone evolve with the growth of the VoIP industry into an organization with a focused vision of the future of converged communications. Their strategy to be the de-facto VoIP enabler for service providers makes a lot of sense given their core competencies in effective management and technology that continues to be ahead of its time. Regretfully, I have made the difficult choice to step down from the Board, as I believe it will become increasingly difficult, due to other professional obligations, to continue to spend the time necessary to be an effective member of the Net2Phone Board.”

“We are very fortunate to have had Dan as a member of our Board for the past five years,” said Stephen Greenberg, Vice Chairman and CEO of Net2Phone. “Dan's combined background in telecommunications and the Internet has made him a valuable contributor to our Board. We thank him for his dedication to Net2Phone over the years and wish him the best in his endeavors.”

About Net2Phone

Net2Phone provides VoIP PacketCable, SIP and wireless solutions around the world. As leaders in enabling telecom service providers and cable operators with turn-key hosted VoIP telephony services, Net2Phone has routed billions of retail VoIP minutes globally, servicing more than 100,000 users in the US as well as hundreds of thousands of more overseas. Net2Phone's hosted SIP platform provides partners with residential broadband telephony, calling cards, prefix dialing and enterprise services in over 100 countries. Net2Phone's PacketCable platform provides cable operators with the ability to deliver a primary line replacement service with guaranteed QoS and features such as E911. Traded on the NASDAQ under the symbol NTOP, Net2Phone's strategic partners and investors include Liberty Media Corporation (NYSE: L; LMC.B) and IDT Corporation (NYSE: IDT; IDT.C). For more information about Net2Phone's products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward- looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect the Company's results include, but are not limited to, the Company's ability to expand its customer base, the Company's ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute the Company's products and meet or renew their financial commitments, the Company's ability to address international markets, the effectiveness of the Company's sales and marketing activities, the acceptance of the Company's products in the marketplace, the timing and scope of deployments of the Company's products by customers, fluctuations in customer sales cycles, customers' ability to obtain additional funding, technical difficulties with respect to the Company's products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, the Company's ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in this press release and in the Company's filings with the Securities and Exchange Commission. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statement or risk factors.